Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

225 Liberty Street New York, New York 10286	10286
(Address of principal executive offices)	(Zip Code)

Alibaba Group Holding Limited

(Exact name of obligor as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Alibaba Group Services Limited 26/F Tower One, Times Square 1 Matheson Street, Causeway Bay Hong Kong
(Address of principal executive offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

New York Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

b)                                     Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.                                 AFFILIATIONS WITH THE OBLIGOR.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.              A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits la and lb to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.              A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-207042).

6.              The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.              A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in Singapore, on the 24th day of November, 2017.

The Bank of New York Mellon

By:	/s/ LARISSA G. LAMBINO
Name: LARISSA G. LAMBINO
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 225 Liberty Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2017, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,915,000
Interest-bearing balances	89,278,000
Securities:
Held-to-maturity securities	39,433,000
Available-for-sale securities	76,289,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	14,181,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	29,492,000
LESS: Allowance for loan and lease losses	136,000
Loans and leases held for investment, net of allowance	29,356,000
Trading assets	3,201,000
Premises and fixed assets (including capitalized leases)	1,386,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	584,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,378,000
Other intangible assets	861,000
Other assets	15,476,000
Total assets	281,342,000

LIABILITIES
Deposits:
In domestic offices	120,206,000
Noninterest-bearing	74,342,000
Interest-bearing	45,864,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	116,952,000
Noninterest-bearing	6,351,000
Interest-bearing	110,601,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	260,000
Securities sold under agreements to repurchase	2,833,000
Trading liabilities	2,409,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	4,522,000
Not applicable
Not applicable
Subordinated notes and debentures	515,000
Other liabilities	6,939,000
Total liabilities	254,636,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,744,000
Retained earnings	15,995,000
Accumulated other comprehensive income	-1,518,000
Other equity capital components	0
Total bank equity capital	26,356,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	26,706,000
Total liabilities and equity capital	281,342,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell
Samuel C. Scott	Directors
Joseph J. Echevarria